UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported): December 7, 2012

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held a special meeting of stockholders (the “Special Meeting”) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 on December 7, 2012. Of the Company’s 12,825,030 shares of common stock issued and outstanding and eligible to vote as of the record date of October 18, 2012, a quorum of 9,636,093 shares, or 75.14% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on October 25, 2012. The following actions were taken at the Special Meeting:

1.	Approval of an amendment to the Company’s restated certificate of incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of the Company’s Common Stock, $0.0001 par value per share, at a ratio in the range of 1:2 to 1:6, such ratio to be determined in the discretion of the Board of Directors:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,964,594	2,657,117	14,382	0

2.	Authorization to adjourn this special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,967,194	2,654,468	14,431	0

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes in favor of Proposal 1. The reverse stock split authorized by the stockholders pursuant to Proposal 1 has not been implemented at this time. The timing of implementation and the ratio within the approved range applicable to the split remains subject to the determination of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: December 7, 2012	/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer
and Treasurer